UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Strategic Partners Mutual Funds, Inc. Jennison Sector Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JD/SP joint logo

Here are answers to some questions you may have that should be reviewed along with the enclosed proxy materials.

What proposals am I being asked to vote on?

Shareholders as of February 3, 2006, of each of the funds listed below are being asked to approve a proposal for the acquisition of one or more of the funds’ assets by the Jennison U.S. Emerging Growth Fund. The funds include:

•                  Strategic Partners Technology Fund

•                  Strategic Partners Managed OTC Fund

•                  Jennison Technology Fund

What are the reasons for these transactions?

Because the investment universe of the Jennison Technology Fund significantly overlaps that of the Jennison U.S. Emerging Growth Fund, we believe that the proposals (if approved by shareholders) will enable investors to benefit from continued exposure to technology investments, while enjoying a more favorable risk profile and lower expenses.

The Strategic Partners Technology Fund and Strategic Partners Managed OTC Fund are small funds and cannot be managed as efficiently as larger, more cost-effective funds. If approved by shareholders, we believe that shareholders will potentially benefit by exchanging into a larger, broad-based, diversified equity fund, with a significantly lower expense ratio. The accompanying combined joint proxy statement and prospectus includes a detailed description of the proposal as well as the expected benefits to shareholders.

Do the funds have similar investment policies?

The investment policies of all the Funds are similar. The investment objectives of the Strategic Partners Technology Fund, Strategic Partners Managed OTC Fund, and Jennison U.S. Emerging Growth Fund are different, while the investment objectives of the Jennison Technology Fund and the Jennison U.S. Emerging Growth Fund are identical.

•                  The Strategic Partners Technology Fund seeks capital growth by investing primarily in the stocks of companies in the technology sector.

•                  The Strategic Partners Managed OTC Fund seeks returns that correlate to the performance of a benchmark for securities traded in the over-the-counter market. Its current benchmark is a 125% multiple of the NASDAQ-100.

•                  The Jennison Technology Fund and Jennison U.S. Emerging Growth Fund seek long-term capital appreciation.

The Funds’ investment objectives are fundamental policies that cannot be changed by their boards of directors without shareholder approval. There can be no assurance that the Funds will achieve their investment objectives.

Who are the subadvisors for these funds?

•                  Jennison U.S. Emerging Growth Fund: Jennison Associates

•                  Jennison Technology Fund: Jennison Associates

•                  Strategic Partners Technology Fund: The Dreyfus Corporation

•                  Strategic Partners Managed OTC Fund: ProFund Advisors LLC

If the proposals are approved, we expect that Jennsion Associates will continue to be the subadviser and that John Mullman, CFA will continue as the portfolio manager for Jennison U.S. Emerging Growth Fund.

How do the expense structures of the funds compare?

The Jennison U.S. Emerging Growth Fund currently has a lower expense ratio than the other funds merging into it as of October 31, 2005:

•                  Jennison U.S. Emerging Growth Fund (Class A): 1.19%

•                  Jennison Technology Fund (Class A): 1.72%

•                  Strategic Partners Technology Fund (Class A): 1.65%

•                  Strategic Partners Managed OTC Fund (Class A): 1.50%

Moving the smaller funds into the Jennison U.S. Emerging Growth Fund can help the portfolio manager more efficiently manage the asset base in one fund.

Is the transaction a taxable event for federal income tax purposes?

We do not expect this transaction to result in a taxable gain or loss for U.S. federal income tax purposes. See the proxy statement and prospectus for more information.

What will be the anticipated size of the Jennison U.S. Emerging Growth Fund after the transaction?

If all the proposals are approved, the combined Fund would have approximately $729 million in assets, based on October 31, 2005 information.

How will you determine the number of shares I receive of Jennison U.S. Emerging Growth Fund?

As of the close of business of the New York Stock Exchange on the transaction date, shareholders of the Strategic Partners Technology Fund, Jennison Technology Fund, and Strategic Partners Managed OTC Fund will receive the number of full and fractional shares of the Jennison U.S. Emerging Growth Fund equal in value to the net asset value of their current Fund’s Class A, Class B, Class C, Class L, Class M, Class X, New Class X or Class Z shares, as applicable. Transactions are expected to occur as soon as practical following shareholder approval.

What if there are not enough votes to reach quorum by the scheduled shareholder meeting date?

If we do not receive sufficient votes to hold one or both meetings, we or MIS, an ADP company and proxy solicitation firm, may contact you by mail or telephone to encourage you to vote. Shareholders should review the proxy materials and cast their vote to avoid additional mailings or telephone calls. If there are not enough votes to approve a proposal by the time of a meeting, the meeting may be adjourned to permit further solicitation of proxy votes.

Have the Funds’ Boards of Directors approved the proposals?

Yes. The Directors of each Fund have approved the applicable proposal and recommend that you also vote for each proposal applicable to you.

What happens if a proposal is not approved?

Each proposal is independent and not contingent upon the shareholder approval of any of the other proposals.

How many votes am I entitled to cast?

You may cast one vote for each share you own of the Strategic Partners Technology Fund, Jennison Technology Fund, or Strategic Partners Managed OTC Fund on the record date, which is February 3, 2006.

How do I vote my shares?

You can vote your shares 24 hours a day, 7 days a week by telephone or by Internet, or just complete and mail back the enclosed proxy card. Please see page 2 of the enclosed proxy materials for complete details.

How do I sign the proxy card?

•                  Individual accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

•                  Joint accounts: Both owners must sign and the signatures must conform exactly to the names shown on the account registration.

•                  All other accounts: The person signing must indicate his or her role in the account. For example, a trustee for a trust should include his or her title when signing, such as “Jane Doe, Trustee,” or an authorized officer of a company should indicate his or her position with the company, such as “John Smith, President.”